DATED 20TH APRIL 1998




                        HUNTINGDON LIFE SCIENCES LIMITED
                                 (as mortgagor)


                                     - and -


                          NATIONAL WESTMINSTER BANK Plc
                                   (as agent)








                               EQUIPMENT MORTGAGE


















                                   WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS

                               Tel. 0171 246 7000
                               Fax. 0171 246 7777
                          Ref TJF/GP/58993/BF0316896.02


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                                TABLE OF CONTENTS

Clause        Heading                                                 Page No

1.    DEFINITIONS AND INTERPRETATION......................................2
2.    COVENANTS TO PAY....................................................3
3.    MORTGAGES, ASSIGNMENTS AND FIXED CHARGES............................4
4.    NEGATIVE PLEDGE.....................................................5
5.    FURTHER ASSURANCE...................................................5
6.    REPRESENTATIONS BY THE MORTGAGOR....................................6
7.    INSURANCE...........................................................6
8.    UNDERTAKINGS BY THE MORTGAGOR.......................................7
9.    ENFORCEMENT.........................................................9
10.   REMEDIES...........................................................10
11.   APPOINTMENT OF RECEIVER............................................11
12.   POWER OF ATTORNEY..................................................13
13.   PROTECTION OF PURCHASERS...........................................14
14.   CONSOLIDATION OF ACCOUNTS AND SET-OFF..............................14
15.   CURRENCY...........................................................15
16.   APPLICATION........................................................15
17.   NOTICES............................................................15
18.   NEW ACCOUNTS.......................................................16
19.   REMEDIES CUMULATIVE ETC............................................16
20.   PROVISIONS SEVERABLE...............................................17
21.   THE AGENT'S DISCRETION.............................................17
22.   AMENDMENTS.........................................................17
23.   LAW................................................................17
24.   ASSIGNMENT.........................................................18

SCHEDULE      - THE EQUIPMENT............................................19


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THIS EQUIPMENT MORTGAGE is made on 20th April 1998

BETWEEN:

1. HUNTINGDON LIFE SCIENCES LIMITED, a company incorporated under the laws of England and Wales with registered number 1815730 having its registered office at Woolley Road, Alconbury, Huntingdon, PE17 5HS (the "Mortgagor"); and

2. NATIONAL WESTMINSTER BANK Plc of 3rd Floor, Juno Court, 25 Prescot Street, London, E1 8BB as agent and trustee for the Secured Parties (the "Agent").


WHEREAS:

(A) By a facilities agreement (the "Facilities Agreement") dated 1st November 1995 made between (1) the Mortgagor (2) Huntingdon Life Sciences Group Plc, (3) Huntingdon Life Sciences Inc, (together the "Borrowers") (4) the Banks (as defined therein) and the Agent (as amended by a letter dated 21st November 1995), the Banks agreed to make available certain facilities to the Borrowers on the terms set out therein.

(B) By a guarantee dated 1st November 1995 from the Mortgagor to the Agent (as agent and trustee for the Secured Parties) (as amended by supplemental deeds dated 20th January 1998 and 26th February 1998) (the "Guarantee"), the Mortgagor guaranteed the obligations and liabilities of the Borrowers to the Agent, the Banks and the Overdraft Bank (as defined below).

(C) Pursuant to a New Facility Letter dated 17th March 1998 (the "New Facility Letter") from the Agent as overdraft bank (the "Overdraft Bank") in respect of the new overdraft facility being provided thereunder, the Mortgagor has agreed to execute this Mortgage to secure the further performance by the Mortgagor of its obligations to the Overdraft Bank, the Agent and the Banks under the Facilities Agreement, the New Facility Letter and the Guarantee by charging the Equipment on the terms set out herein.


NOW THIS DEED WITNESSETH as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1 In this Mortgage, unless the context otherwise requires or unless otherwise defined or provided for in this Mortgage, words and expressions shall have the same meanings as is attributed to them under the Facilities Agreement and the New Facility Letter. In addition, the following words and expressions shall have the respective meanings ascribed to them:

             "Facility  Rate"  means the rate of  interest  specified  in Clause
             6.1.3 of the New Facility Letter and calculated as provided therein.

             "Documents" means all logbooks, maintenance records, record books, manuals, handbooks, drawings, technical data and all other documents from time to time of the Mortgagor relating to the Mortgaged Property.

             "Equipment" means the equipment listed in the Schedule together with any replacements or substitutes for such containers and other equipment.

             "Insurances" means all insurances and all policies and contracts of insurance effected or procured by the Mortgagor or the Agent from time to time in respect of the Equipment (whether in accordance with Clause 7 or otherwise) and all claims and all moneys payable thereunder (including any return of premium in respect thereof).

             "Mortgaged Property" means all and any of the Equipment, Documents, and the Insurances and any other property, assets or income assigned by way of mortgage or charged to the Agent under or pursuant to this Mortgage.

             "Receiver" means any receiver appointed pursuant to this Mortgage.

             "Secured Obligations" means all moneys now or at any time hereafter becoming due or owing by the Mortgagor to the Secured Parties on any account and all liabilities, actual or contingent, now existing or hereinafter incurred by the Mortgagor to the Secured Parties (whether due, owing or incurred by the Mortgagor alone or jointly with any other person and whether as principal or surety).

             "Secured Parties" means all and each of the Overdraft Bank, the Agent and the Banks.

1.2          In this Mortgage (unless otherwise provided):

             (a) references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Mortgage as amended or varied from time to time and references to sub-Clauses shall unless otherwise specifically stated be construed as references to the sub-Clauses of the Clause in which the reference appears and references to this Mortgage include its Schedules;

             (b) references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied, novated or supplemented from time to time;

             (c)         words importing the singular shall include the plural
                        and vice versa;

             (d) references to a person shall be construed so as to include that person's assigns or transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency thereof;

             (e) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

             (f)         the  words  "other"  and   "otherwise"   shall  not  be
                         construed ejusdem generis with any foregoing words where a wider construction is possible; and

             (g) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.


2.           COVENANTS TO PAY

2.1 The Mortgagor hereby covenants with the Agent and each of the other Secured Parties that it will on demand pay and discharge each of the Secured Obligations when due to the Agent and the other Secured Parties.


2.2 A certificate signed by an officer of the Agent or other Secured Party (as the case may be) as to the money and liabilities for the time being due or incurred to the Agent or any other Secured Party from or by the Mortgagor shall for all purposes (in the absence of manifest error) be conclusive evidence against and binding on the Mortgagor.

3.           MORTGAGES, ASSIGNMENTS AND FIXED CHARGES

3.1 The Mortgagor, as continuing security for the full payment and discharge on demand of the Secured Obligations, hereby assigns with full title guarantee absolutely to the Agent (as agent and trustee for the Secured Parties):

             (a)         the Equipment and the Documents;

             (b) all right, title, benefit and interest of the Mortgagor (present, future, actual or contingent) in and to all Insurances; and

             (c) all right, title, benefit and interest of the Mortgagor (present, future, actual or contingent) in and to all warranties and other claims under or in connection with the sale to and purchase by the Mortgagor of the Equipment and/or its condition and repair and all contracts and agreements relating thereto.

3.2 The Mortgagor and to the intent that the security hereby created shall rank as a continuing security for the full payment and discharge on demand of the Secured Obligations hereby charges with full title guarantee to the Agent (as agent and trustee for the Secured Parties) by way of fixed charge all its property, rights, interests and other assets expressed to be assigned to the Agent pursuant to Clause 3.1 above if and to the extent that such assignments shall be or become ineffective but without prejudice to any such assignments as shall continue to be effective.

3.3 The security constituted by or pursuant to this Mortgage shall be in addition to and shall be independent of every bill, note, guarantee, mortgage, pledge or other security which the Agent or any other Secured Party may at any time hold in respect of any of the Secured Obligations and it is hereby declared that no prior security held by the Agent or any other Secured Party over the Mortgaged Property or any part thereof shall merge in the security created hereby or pursuant hereto.


4.           NEGATIVE PLEDGE

             The Mortgagor hereby covenants that, without the prior written consent of the Agent, it shall not nor shall it agree or purport to:

             (a) create or permit to subsist any Encumbrance whether in any such case ranking in priority to or pari passu with or after the security created by this Mortgage over the whole or any part of the Mortgaged Property; or

             (b) sell, assign, transfer, or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any part of the Mortgaged Property or any interest therein; or

             (c) lease, sub-lease, hire, lend or otherwise part with the possession or operational control of all or any of the Equipment; or

             (d) do or permit to be done any act or thing which might jeopardise the rights of the Agent in the Mortgaged Property or any part thereof and will not omit or allow the omission of any act which might prevent the rights of the Agent in the Mortgaged Property or any part thereof from being exercised. In particular, the Mortgagor covenants that it shall obtain and effect and keep effective all permissions, licences and permits which may from time to time be required in connection with the Mortgaged Property.


5.           FURTHER ASSURANCE

             The Mortgagor shall from time to time, at the request of the Agent or any Receiver and at the Mortgagor's cost, execute in favour of the Agent, or as it may direct, such further or other legal assignments, transfers, mortgages, charges or other documents as in any such case the Agent or any Receiver shall reasonably stipulate over the Mortgaged Property for the purpose of more effectively providing security to the Agent for the payment or discharge of the Secured Obligations. The obligations of the Mortgagor under this Clause shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.


6.           REPRESENTATIONS BY THE MORTGAGOR

             The Mortgagor hereby represents and warrants to the Agent that at the date of this Mortgage the Mortgagor is the sole legal and beneficial owner of the Mortgaged Property and that the Mortgaged Property is free from all Encumbrances.


7.           INSURANCE

7.1 The Mortgagor covenants and agrees with the Agent that, at all times during the subsistence of the security constituted by or pursuant to this Mortgage, the Mortgagor will (as its own cost and expense) cause the Equipment to be insured and to be kept insured with such insurers, in such amounts and on such terms as the Agent reasonably requires to a value not less than the full replacement value of the Equipment and against any liability for death or injury to any person and any loss or damage to any property howsoever caused or arising.

7.2 The Mortgagor further covenants and agrees with the Agent that, during the continuance of this Mortgage, the Mortgagor shall:

             (a) fully and promptly comply with all the terms, covenants, undertakings and conditions of each policy of insurance relating to any part of the Equipment and will not do, consent, agree to, suffer or permit any act or omission which may invalidate any policy of insurance relating to any part of the Equipment or render the same unenforceable in whole or in part;

             (b) ensure that the Agent is included on each policy of insurance relating to any part of the Equipment as an additional insured with no operational interests in the Equipment with the effect that the provisions of each policy of insurance, except the limits on liability, shall operate as if there were a separate policy with and covering each insured and so that the insurance provided for the Agent under the policy is not invalidated by any act or omission on the part of the Mortgagor or its servants or agents;

             (c) ensure that all Insurances contain a clause to the effect that the policy may not be terminated, cancelled or materially altered unless at least 30 days prior notice of the intended termination, cancellation or alteration has been given to the Agent;

             (d) hold all slips, cover notes and contracts and policies of insurance relating to the Equipment to the order of the Agent and shall, on the request of the Agent, deliver the originals or copies thereof to the Agent;

             (e) duly and punctually pay all premiums and other moneys due and payable under all such insurances as aforesaid and promptly upon request by the Agent produce to the Agent the premium receipts or other evidence of payment thereof; and

             (f) not terminate, cancel or amend any insurance without the prior written consent of the Agent (such consent not to be unreasonably withheld).

7.3 If the Mortgagor fails to procure that insurance is effected, renewed or maintained in accordance with the provisions of this Clause 7, the Agent shall be entitled, but not bound, to do so either in its own name or in its name and that of the Mortgagor jointly or in the name of the Mortgagor with an endorsement of the Agent's interest. The moneys expended by the Agent on so effecting, renewing or maintaining any such insurance shall be reimbursed by the Mortgagor to the Agent on demand and until so reimbursed shall carry interest at the Facility Rate

7.4 All claims and moneys received or receivable under any such insurances as aforesaid shall at the direction of the Agent be applied either in making good the loss or damage in respect of which the same has been received or in or towards the discharge of the Secured Obligations.


8.           UNDERTAKINGS BY THE MORTGAGOR

8.1 The Mortgagor hereby covenants with the Agent that until discharge of the security hereby created:

             (a) the Mortgagor shall, at its own expense, keep the Equipment and all parts of the same in good operational repair and condition in all respects, and to that end (but without limiting the generality of the foregoing) shall carry out all necessary maintenance, overhauls, replacements and repairs to the Equipment and all such parts;

             (b) the Mortgagor shall, at its own expense, comply with all provisions having the force of law affecting the Equipment or any of them or any parts thereof and shall maintain the same in such condition so as to comply with all laws and regulations of any country to or from which any of the Equipment is operated or to whose jurisdiction any of the Equipment is subject;

             (c) the Mortgagor shall not knowingly employ or suffer the employment of any of the Equipment for any illegal or unlawful purpose;

             (d) the Mortgagor shall keep accurate, complete and current records complying with the requirements of any applicable regulations from time to time in force and with the recommendations of the manufacturers or supplier of the Equipment and of parts of the same of the location, use and condition of the Equipment and shall upon request provide full written details thereof to the Agent;

             (e) the Agent shall have the right (through agents or otherwise) at any time upon reasonable notice to inspect the Equipment and the records to be kept in accordance with Clause 8.1(d);

             (f) the Mortgagor shall do all acts and things the Agent may reasonably require to protect the Agent's interest in the Mortgaged Property against the claims of any other person and shall at its own cost, if requested by the Agent, affix to each item of Equipment in a prominent position a durable nameplate containing the following legend:

                         "This [description of Equipment] is the subject of a mortgage in favour of * dated *"

                         and the Mortgagor shall not remove or obscure such nameplates and shall not permit such nameplates to be removed or obscured and shall as soon as practicable replace any nameplate which is removed, becomes detached or is or becomes obscured.

8.2 the Mortgagor shall indemnify and keep the Agent indemnified against and on demand reimburse the Agent for:

             (a) all costs and expenses of operating, insuring, maintaining and repairing the Mortgaged Property;

             (b) all damages, liabilities, claims, costs and expenses whatsoever (including financial or consequential loss) which may at any time be made or claimed by the Mortgagor or by any employee, servant, agent or sub-contractor of the Mortgagor or by any third party or parties or by their respective dependants arising directly or indirectly out of the possession, management, storage, operation, control, use, leasing, maintenance and/or repair of any of the Equipment; and

             (c) any losses, damages or expenses which, consequent upon a judgment being obtained or enforced in respect of the non-payment by the Mortgagor of any amount secured by this Mortgage, arises or results from any variation between the date of the said amount becoming due (or the date of the said judgment being obtained as the case may be) and the date of actual payment thereof in the rates of exchange between the currency in which such amount was due and the currency in which such judgment was obtained and this indemnity granted from time to time and shall continue in full force and effect notwithstanding any judgment in favour of the Agent.

8.3 The Mortgagor shall pay to the Agent on demand all moneys whatsoever which the Agent shall expend, be put to or become liable for in or about the protection or maintenance of the security created by this Mortgage, or in or about the exercise of its powers hereunder and shall indemnify the Agent (and as a separate covenant any Receiver or Receivers appointed by it) against all existing and future rents, taxes, rates, duties, fees, renewal fees, charges, assessments, impositions and outgoings whatsoever (whether imposed by deed or statute or otherwise and whether in the nature of capital or revenue and even though of a wholly novel character) which now or at any time during the continuance of the security constituted by or pursuant to this Mortgage are properly payable in respect of the Mortgaged Property or any part thereof or by the owner or occupier thereof.

8.4 If any such sums as are referred to in Clause 8.3 shall be paid by the Agent (or any Receiver or Receivers) the same shall be reimbursed by the Mortgagor to the Agent on demand and until so reimbursed shall bear interest at the Facility Rate.


9.           ENFORCEMENT

9.1 At any time after the Agent shall have duly served notice on the Mortgagor demanding payment or discharge by the Mortgagor of all or any of the Secured Obligations, in whole or in part, or if requested by the Mortgagor or after an application to the court has been made for an administration order in relation to the Mortgagor, the Agent may exercise without further notice and without any of the restrictions contained in section 103 of the Law of Property Act 1925 (whether or not it shall have appointed a Receiver) all the powers conferred on mortgagees by the Law of Property Act 1925 and all the powers and discretions conferred by this Mortgage.

9.2 The restriction on the right of consolidating mortgage securities contained in section 93 of the Law of Property Act 1925 shall not apply to this Mortgage.

9.3 So far as permitted by law, neither the Agent nor any Receiver shall, by reason of it or any Receiver entering into possession of any part of the Mortgaged Property when entitled so to do, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable.


10.          REMEDIES

             After the security hereby created has become enforceable, the Agent shall be entitled as and when it may see fit:

             (a) to take possession of all or any part of the Mortgaged Property and to enter upon any premises where the Mortgaged Property or any part thereof may be located, and, where necessary for so taking possession, to sever any of the Equipment which may have become a fixture, PROVIDED THAT, so far as permitted by law, neither the Agent nor any Receiver shall, by reason of it or any Receiver entering into possession of any part of the Mortgaged Property when entitled so to do, be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable;

             (b) to sell, call in, collect and convert into money the Mortgaged Property or any part thereof; to repair and keep in repair the Equipment and to insure the Equipment against loss or damage, against such risks and in such sums and in such manner as the Agent shall think fit;

             (c) to lease, sub-lease, enter into hire and hire-purchase, conditional sale and other similar agreements or otherwise deal with any or all of the Equipment on such terms at such rents and generally upon such conditions and stipulations as the Agent considers fit;

             (d) to settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the Mortgaged Property or in any way relating to this security and execute receipts, releases or other discharges in relation thereto and to bring, take, defend, compromise, submit to arbitration or discontinue any actions, suits or proceedings whatsoever civil or criminal in relation to the Mortgaged Property;

             (e) to appoint a receiver of all or any part of the Mortgaged Property upon such terms as to remuneration and otherwise as the Agent shall deem fit;

             (f) to recover from the Mortgagor on demand all reasonable costs, charges, expenses incurred or payments made by the Agent in connection with the execution, registration or perfection of this Mortgage or the exercise of any right contained in this Mortgage or in connection with the enforcement of this Mortgage; and

             (g) to execute and do all such acts, deeds and things as to the Agent acting reasonably may appear necessary or proper for or in relation to any of the purposes aforesaid.


11.          APPOINTMENT OF RECEIVER

11.1 At any time after the Agent shall have served notice on the Mortgagor demanding the payment or discharge by the Mortgagor of all or any of the Secured Obligations, in whole or in part, or if requested by the Mortgagor or after the application to the court for an administration order in relation to the Mortgagor under the Insolvency Act 1986, the Agent may appoint one or more persons to be a Receiver or Receivers of the Mortgaged Property or any part thereof.

11.2         Subject to section 45 of the Insolvency Act 1986, the Agent may:

             (a)   remove any Receiver previously appointed hereunder; and

             (b) appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver so removed or who has otherwise ceased to act or to act jointly with a Receiver or Receivers previously appointed hereunder.

11.3 If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as Receivers of the same assets or income, each one of such Receivers shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

11.4 Every such appointment or removal, and every delegation, appointment or removal by the Agent in the exercise of any right to delegate its powers or to remove delegates herein contained, may be made in writing under the hand of any manager or other officer of the Agent.

11.5         Every Receiver shall have:

             (a)   all the powers  conferred  by the Law of  Property  Act
                   1925  on  mortgagees   in   possession   and  receivers
                   appointed under that Act;

             (b) power in the name or on behalf and at the cost of the Mortgagor to exercise all the powers and rights of an absolute owner and do or omit to do anything which the Mortgagor itself could do and to exercise all powers conferred on the Agent under this Mortgage; and

             (c) all the powers specified in Schedule 1 of the Insolvency Act 1986.

11.6 In making any sale or other disposal of any of the Mortgaged Property in the exercise of their respective powers the Receiver or the Agent may require any consideration (without prejudice to its obligations under applicable law) and may accept, as and by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

11.7 All moneys received by any Receiver appointed under this Mortgage shall be applied in the following order:

             (a) in the payment of the costs, charges and expenses of and incidental to the Receiver's appointment and the payment of his remuneration;

             (b) in the payment and discharge of any outgoings paid and liabilities incurred by the Receiver in the exercise of any of the powers of the Receiver;

             (c) in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of section 109(8) of the Law of Property Act 1925;

             (d) in or towards payment of any debts or claims which are required by law to be paid in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

             (e) in or towards the satisfaction of the Secured Obligations in accordance with the terms of this Mortgage; and any surplus shall be paid to the Mortgagor or other person entitled thereto.

             The provisions of this Clause and Clause 11.9 shall take effect as and by way of variation and extension to the provisions of the said section 109(8), which provisions as so varied and extended shall be deemed incorporated herein.

11.8 Every Receiver shall be the agent of the Mortgagor which shall be solely responsible for his acts and defaults and for the payment of his remuneration, costs, charges and expenses.

11.9 Every Receiver shall be entitled to remuneration for his services at a reasonable rate to be fixed by agreement between him and the Agent (or, failing such agreement, to be conclusively fixed by the Agent) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm and without being limited to the maximum rate specified in section 109(6) of the Law of Property Act 1925.


12.          POWER OF ATTORNEY

12.1         The Mortgagor hereby irrevocably appoints the following, namely:

             (a)  the Agent;

             (b) each and every person to whom the Agent shall from time to time have delegated the exercise of the power of attorney conferred by this Clause; and

             (c) any Receiver appointed hereunder and for the time being holding office as such;

             jointly and also severally to be its attorney or attorneys and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required for carrying out any obligation imposed on the Mortgagor by or pursuant to this Mortgage (including but not limited to the obligations of the Mortgagor under Clause 5 (Further Assurance) and the statutory covenant referred to in such Clause), for carrying any sale, lease or other dealing by the Agent or such Receiver into effect, for getting in the Mortgaged Property, and generally for enabling the Agent and the Receiver to exercise the respective powers conferred on them by or pursuant to this Mortgage or by law. The Agent shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Agent itself or preclude the Agent from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Agent at any time.

12.2 The power of attorney hereby granted is as regards the Agent, its delegates and any such Receiver (and as the Mortgagor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Mortgage to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.


13.          PROTECTION OF PURCHASERS

             No purchaser or other person dealing with the Agent or its delegate or any Receiver appointed hereunder shall be bound to see or inquire whether the right of the Agent or such Receiver to exercise any of its or his powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether any such delegation by the Agent shall have lapsed for any reason or been revoked.


14.          CONSOLIDATION OF ACCOUNTS AND SET-OFF

             In addition to any general lien or similar rights to which they may be entitled by operation of law, each Secured Party shall have the right at any time and without notice to the Mortgagor to set off or transfer any sum or sums standing to the credit of any accounts of the Mortgagor with such Secured Party (whether current or otherwise or subject to notice) in or towards satisfaction of the liability of the Mortgagor to such Secured Party hereunder on any other account or in any other respect. The liabilities referred to in this Clause may be actual, contingent, primary, collateral, several or joint liabilities, and the accounts, sums and liabilities referred to in this Clause may be denominated in any currency.


15.          CURRENCY

             For the purpose of or pending the discharge of any of the Secured Obligations the Agent may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Mortgage (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Agent thinks fit.


16.          APPLICATION

             The Mortgagor shall have no rights in respect of the application by the Secured Parties of any sums received, recovered or realised by the Agent under this Mortgage.


17.          NOTICES

17.1 Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Mortgage shall be in writing signed by an officer or agent of the Agent and may be served on the Mortgagor by hand, by post, by facsimile transmission or by telex at the address set out above.

17.2 A notice or demand by the Agent or any Bank shall be deemed received the day after posting if sent by first class post, or if sent by telex or facsimile transmission shall be deemed received at the time of despatch (or if sent outside working hours the next day).

17.3 Any notice given to the Agent shall be deemed to have been given only on actual receipt.


18.          NEW ACCOUNTS

             If the Agent or any other of the other Secured Parties receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Mortgaged Property and/or the proceeds of sale thereof, then the Secured Parties may open a new account or accounts with the Mortgagor. If the Secured Parties do not open a new account or accounts they shall nevertheless be treated as if they had done so at the time when the notice was, or was deemed to be, received and as from that time all payments made to the Secured Parties shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Mortgage is security.


19.          REMEDIES CUMULATIVE ETC.

19.1 The rights, powers and remedies provided in this Mortgage are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

19.2         No  failure on the part of the Agent to  exercise,  or delay on its part in exercising, any of its respective rights, powers and remedies provided by this Mortgage or by law (collectively the "Rights") shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

19.3 The Mortgagor hereby agrees to indemnify the Agent and any Receiver against all losses, actions, claims, costs, charges, expenses and liabilities incurred by the Agent and by any Receiver (including any substitute delegate attorney as aforesaid) in relation to this Mortgage or the Secured Obligations (including, without limitation, the reasonable costs, charges and expenses incurred in the carrying of this Mortgage into effect or in the exercise of any of the rights, remedies and powers conferred hereby or in the perfection or enforcement of the security constituted hereby or pursuant hereto or in the perfection or enforcement of any other security for or guarantee in respect of the Secured Obligations) or occasioned by any breach by the Mortgagor any of its covenants or obligations under this Mortgage. The Mortgagor shall so indemnify the Agent and any Receiver on demand and shall pay interest on the sum demanded at the Facility Rate any sum so demanded together with any interest, shall be a charge upon the Mortgaged Property in addition to the moneys hereby secured.


20.          PROVISIONS SEVERABLE

             Every provision contained in this Mortgage shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.


21.          THE AGENT'S DISCRETION

21.1 Any liberty or power which may be exercised or any determination which may be made hereunder by the Agent may be exercised or made in the absolute and unfettered discretion of the Agent which shall not be under any obligation to give reasons therefor.

21.2 A certificate by an officer of the Agent (a) as to the amount for the time being due to the Agent and the other Secured Parties and
             (b) as to any sums payable to the Agent hereunder shall (save in the case of manifest error) be conclusive and binding upon the Mortgagor for all purposes.


22.          AMENDMENTS

             No amendments or waiver of any provision of this Mortgage and no consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed or approved in writing by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.


23.          LAW

             This Mortgage is governed by and shall be construed in accordance with English law.


24.          ASSIGNMENT

             If the Secured Parties or any of them sell, assign or transfer any of their respective Secured Obligations the Secured Parties shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Mortgage to secure such Secured Obligations and the expression the "Agent" wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Agent, who shall be entitled to enforce and proceed upon this Mortgage in the same manner as if named herein. The Agent shall be entitled to disclose any information concerning the Mortgagor to any such assignee or other successor or any participant or proposed assignee, successor or participant.


IN WITNESS whereof the Mortgagor has executed this Mortgage as a deed and the Agent has executed this Mortgage under hand with the intention that it be delivered on the day and year first before written.

                                    SCHEDULE

                                  THE EQUIPMENT

EXECUTED AS A Deed by                  )
HUNTINGDON LIFE                        )
SCIENCES LIMITED                       )               Director
acting by                              )
and by                                 )               Director/Secretary




SIGNED for and on behalf of            )
NATIONAL WESTMINSTER                   )
BANK Plc                               )